UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 5, 2017

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)
(201) 847-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 8.01.  Other Events.

On April 23, 2017, Becton, Dickinson and Company (“BD”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with C. R. Bard, Inc., a New Jersey Corporation (“Bard”), and Lambda Corp., a New Jersey corporation and wholly owned subsidiary of BD (“Merger Corp”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Corp will merge with and into Bard, with Bard surviving as a wholly-owned subsidiary of BD (the “Transaction”).

BD is filing this Current Report on Form 8-K to present the audited consolidated financial statements (and notes thereto) of Bard for the years ended December 31, 2016, 2015 and 2014, which are filed as Exhibit 99.1 hereto, and the unaudited consolidated condensed financial statements (and notes thereto) of Bard for the three-month periods ended March 31, 2017 and 2016, which are filed as Exhibit 99.2 hereto.  BD is also filing with this Current Report on Form 8-K the unaudited pro forma condensed combined financial information (and notes thereto) of BD, after giving effect to the Transaction and related financing transactions, for the six month period ended March 31, 2017 and for the fiscal year ended September 30, 2016, which are filed as Exhibit 99.3 hereto.

On May 5, 2017, BD announced that, in connection with the Transaction, it had commenced offers to exchange any and all of the outstanding $500.0 million aggregate principal amount of Bard’s 4.400% Notes due 2021, $500.0 million aggregate principal amount of Bard’s 3.000% Notes due 2026 and $149.82 million aggregate principal amount of Bard’s 6.700% Notes due 2026 for up to $1.15 billion aggregate principal amount of new notes issued by BD and cash. In conjunction with the exchange offers, BD is also soliciting consents, on behalf of Bard, to adopt certain proposed amendments to each of the indentures governing the Bard notes to (i) eliminate substantially all of the restrictive covenants in the indentures and (ii) limit the reporting covenants under the indentures so that Bard is only required to comply with the reporting requirements under the Trust Indenture Act of 1939. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
23.1	Consent of KPMG LLP, independent registered public accounting firm for C. R. Bard, Inc.
99.1	Audited consolidated financial statements (and notes thereto) of C. R. Bard, Inc. for the fiscal years ended December 31, 2016, 2015 and 2014.
99.2	Unaudited consolidated condensed financial statements (and notes thereto) of C. R. Bard, Inc. for the three-month periods ended March 31, 2017 and 2016.
99.3
Unaudited pro forma condensed combined financial information (and notes thereto) of BD, after giving effect to the Transaction and related financing transactions, for the six month period ended March 31, 2017 and for the fiscal year ended September 30, 2016.

99.4	Press release of Becton, Dickinson and Company dated May 5, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Name:	Gary DeFazio
Title:	Vice President and Corporate Secretary

Date: May 8, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
23.1	Consent of KPMG LLP, independent registered public accounting firm for C. R. Bard, Inc.
99.1	Audited consolidated financial statements (and notes thereto) of C. R. Bard, Inc. for the fiscal years ended December 31, 2016, 2015 and 2014.
99.2	Unaudited consolidated condensed financial statements (and notes thereto) of C. R. Bard, Inc. for the three-month periods ended March 31, 2017 and 2016.
99.3
Unaudited pro forma condensed combined financial information (and notes thereto) of BD, after giving effect to the Transaction and related financing transactions, for the six month period ended March 31, 2017 and for the fiscal year ended September 30, 2016.

99.4	Press release of Becton, Dickinson and Company dated May 5, 2017.